                                                                    EXHIBIT 99.1

(FIRST STATE BANCORPORATION LOGO)



                                  NEWS RELEASE

H. PATRICK DEE                                           CHRISTOPHER C. SPENCER
CHIEF OPERATING OFFICER                                  CHIEF FINANCIAL OFFICER
(505) 241-7102                                           (505) 241-7154

                FIRST STATE REPORTS RECORD QUARTERLY EARNINGS AS
                        TOTAL ASSETS SURPASS $1.5 BILLION

         Albuquerque, NM--October 20, 2003--First State Bancorporation ("First State") (NASDAQ:FSNM) today announced third quarter 2003 earnings of $4.0 million, compared to $2.3 million for the third quarter of 2002, an increase of 74%. For the nine months ended September 30, 2003, net income was $11.2 million compared to $6.6 million for the nine months ended September 30, 2002, an increase of 70%. Earnings per share were $0.53 per diluted share for the third quarter of 2003 compared to $0.36 per diluted share for the third quarter of 2002. For the nine months ended September 30, 2003, earnings per share were $1.48 per diluted share compared to $1.21 per diluted share for the nine months ended September 30, 2002.

         "Our loan growth continues at a brisk pace in both New Mexico and Colorado, as we continue to pry business away from the large banks in those markets," stated Michael R. Stanford, President and Chief Executive Officer. "As a result, our net interest income reflects a substantial increase, in spite of the current low rate environment," continued Stanford.

         "We remain committed to repositioning some of our facilities in Colorado and Utah, to improve our future growth potential," commented Stanford. "We have hired many talented bankers for these markets and we want to make sure that we have facilities that will allow them to provide the convenience and quality of service that our customers deserve," continued Stanford.

         At September 30, 2003, total assets increased $519 million, loans increased $521 million, investment securities increased $15 million, and deposits increased $372 million over September 30, 2002. First State's total assets increased 52% from $999 million at September 30, 2002, to $1.518 billion at September 30, 2003. Loans increased 83% from $629 million at September 30, 2002, to $1.150 billion at September 30, 2003. Investment securities increased 8% from $189 million at September 30, 2002, to $204 million at September 30, 2003. Total deposits grew 47% from $784 million at September 30, 2002, to $1.156 billion at September 30, 2003. Non-interest bearing deposits grew to $249 million at September 30, 2003, from $177 million at September 30, 2002, while interest bearing deposits grew to $907 million at September 30, 2003 from $607 million at September 30, 2002.

         The year-to-year comparisons are significantly impacted by First State's completion of the acquisition of First Community Industrial Bank ("First Community") on October 1, 2002 for approximately $67 million. First State financed this acquisition through a public offering of its common stock in August 2002, which netted approximately $51.0 million and through the issuance of approximately $25.0 million in trust preferred securities in June of 2002. The acquisition was accounted for using the purchase method of accounting, and accordingly, the assets and liabilities of First Community were recorded at their respective fair values on October 1, 2002. First State acquired approximately $343 million in loans and approximately $242 million in deposits and recognized goodwill of approximately $43 million related to the transaction. The First Community account balances acquired on October 1, 2002 and the results of operations since October 1, 2002 are included in the results of First State.

FSNM - THIRD QUARTER RESULTS
OCTOBER 20, 2003
PAGE TWO


         Net interest income before provision for loan losses was $16.6 million for the third quarter of 2003 compared to $9.8 million for the same quarter of 2002. For the nine months ended September 30, 2003 and 2002, net interest income before provision for loan losses was $47.4 million and $29.1 million, respectively. First State's net interest margin was 4.89% and 4.41% for the third quarters of 2003 and 2002, respectively. The net interest margin was 4.87% and 4.79% for the nine months ended September 30, 2003 and 2002, respectively.

         First State's provision for loan losses was $1.65 million for the third quarter of 2003 compared to $469,000 for the same quarter of 2002. First State's allowance for loan losses was 1.16% and 1.26% of total loans at September 30, 2003, and September 30, 2002, respectively. The ratio of allowance for loan losses to non-performing loans was 128% at September 30, 2003 compared to 226% at September 30, 2002. Non-performing assets equaled 0.78% of total assets at September 30, 2003 compared to 0.44% at September 30, 2002.

         "Our provision for loan losses was higher in the third quarter due to the strong loan growth and an elevated level of net charge-offs," stated H. Patrick Dee, Executive Vice President and Chief Operating Officer. "Total non-performing assets are just slightly lower than at the end of 2002, with a resulting improvement in our ratio of the allowance for loan losses to non-performing loans over that time frame," continued Dee.

         Non-interest income for the third quarter of 2003 was $3.7 million compared to $3.3 million for the third quarter of 2002, an increase of 12%. Non-interest income for the nine months ended September 30, 2003 was $11.3 million compared to $9.1 million for the nine months ended September 30, 2002. The gains on sales of mortgage loans increased approximately $243,000 over the third quarter of 2002 and approximately $1.2 million over the first nine months of 2002; however, gains in the third quarter of 2003 decreased by $237,000 from the second quarter of 2003 reflecting a lower level of refinancing activity. Service charges on deposit accounts increased approximately $207,000 over the third quarter of 2002 and approximately $639,000 over the first nine months of 2002.

         Non-interest expenses were $13.0 million and $9.1 million for the quarters ended September 30, 2003 and 2002, respectively and represent an increase of $3.9 million or 43%. Salaries and employee benefits increased $2.0 million, occupancy increased $569,000, equipment-related expenses increased $232,000, and other non-interest expenses increased $634,000 over the third quarter of 2002. Non-interest expenses for the nine months ended September 30, 2003 were $37.5 million compared to $26.1 million for the nine months ended September 30, 2002. Salaries and employee benefits increased $6.4 million, occupancy increased $1.3 million, equipment related expenses increased $663,000, and other non-interest expenses increased $1.8 million over the first nine months of 2002. The increases in non-interest expenses for the quarter and the nine months ended September 30, 2003, are due primarily to the First Community operations.

         Income tax expense for the third quarter of 2003 was $1.6 million compared to $1.2 million for the third quarter of 2002, representing effective tax rates of approximately 28.9% and 33.7%, respectively. Income tax expense for the nine months ended September 30, 2003 was $6.0 million compared to $3.8 million for the nine months ended September 30, 2002, representing effective tax rates of approximately 34.9% and 36.6%, respectively. The decrease in the effective tax rate in the third quarter of 2003 and consequently a lower effective rate for the nine months ended September 30, 2003 compared to 2002 is due primarily to an increase in the estimated tax rate at which net deferred tax assets will be realized, resulting in a tax benefit of approximately $216,000 and a benefit of approximately $170,000 related to finalizing the 2002 tax return in September.

FSNM - THIRD QUARTER RESULTS
OCTOBER 20, 2003
PAGE THREE


         In conjunction with its third quarter earnings release, First State will host a conference call to discuss these results, which will be simulcast over the Internet on Monday, October 20, 2003 at 5:00 p.m. Eastern Time. To listen to the call and view the slide presentation, visit www.fsbnm.com, Investor Relations. The conference call will be available for replay beginning October 20, 2003 through November 1, 2003 at www.fsbnm.com, Investor Relations.

         On Friday, October 17, 2003, First State's Board of Directors declared its regular quarterly dividend of $0.11 per share. The dividend will be paid to shareholders of record on November 12, 2003, payable December 10, 2003.

         First State Bancorporation is a New Mexico based commercial bank holding company (NASDAQ:FSNM). First State provides services to customers from a total of 32 branches located in New Mexico, Colorado, and Utah. On Friday, October 17, 2003, First State's stock closed at $31.19 per share.

                         SELECTED FINANCIAL INFORMATION
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

INCOME STATEMENT HIGHLIGHTS                                     Third Quarter Ended                Nine Months Ended
---------------------------                                         September 30,                     September 30,
                                                                2003             2002             2003             2002
                                                            ------------     ------------     ------------     ------------
Interest income                                             $     22,076     $     13,960     $     64,436     $     40,970
Interest expense                                                   5,498            4,202           17,056           11,906
                                                            ------------     ------------     ------------     ------------
Net interest income before provision for loan losses              16,578            9,758           47,380           29,064
Provision for loan losses                                          1,645              469            3,963            1,657
                                                            ------------     ------------     ------------     ------------
Net interest income after provision for loan losses               14,933            9,289           43,417           27,407
Non-interest income                                                3,736            3,265           11,301            9,134
Non-interest expense                                              12,999            9,108           37,457           26,097
Income tax expense                                                 1,637            1,160            6,031            3,827
                                                            ------------     ------------     ------------     ------------
Net income                                                  $      4,033     $      2,286     $     11,230     $      6,617
                                                            ============     ============     ============     ============
Basic earnings per share                                    $       0.54     $       0.38     $       1.51     $       1.25
Diluted earnings per share                                  $       0.53     $       0.36     $       1.48     $       1.21
Average basic shares outstanding                               7,511,874        6,080,409        7,439,057        5,288,664
Average diluted shares outstanding                             7,619,755        6,277,164        7,573,864        5,485,968

BALANCE SHEET HIGHLIGHTS             September 30, 2003   December 31, 2002   September 30, 2002
                                     ------------------   -----------------   ------------------
Total assets                           $    1,517,674      $    1,386,870      $      998,547
Loans receivable, net                       1,150,230           1,005,187             629,252
Investment securities                         204,003             194,094             189,017
Deposits                                    1,156,278           1,079,684             784,401
Borrowings                                    155,296             113,174              33,501
Shareholders' equity                          129,670             117,468             115,253
Book value per share                            17.15               16.03               15.74
Tangible book value per share                   11.32                9.98               15.69

FINANCIAL RATIOS:                                           Third Quarter Ended                  Nine Months Ended
                                                               September 30,                       September 30,
                                                           2003              2002              2003              2002
                                                       ------------      ------------      ------------      ------------
Return on average assets                                       1.08%             0.96%             1.05%             1.01%
Return on average equity                                      12.50%            10.13%            12.07%            12.62%
Efficiency ratio                                              63.99%            69.94%            63.83%            68.32%
Operating expenses to average assets                           3.47%             3.82%             3.49%             4.00%
Net interest margin                                            4.89%             4.41%             4.87%             4.79%
Average equity to average assets                               8.62%             9.47%             8.68%             8.03%
Leverage ratio (end of period)                                 7.99%            14.69%             7.99%            14.69%
Total risk based capital ratio (end of period)                11.02%            21.40%            11.02%            21.40%

FSNM - THIRD QUARTER RESULTS
OCTOBER 20, 2003
PAGE FOUR

NON-INTEREST INCOME:                                        Third Quarter Ended               Nine Months Ended
                                                               September 30,                     September 30,
                                                           2003             2002             2003             2002
                                                       ------------     ------------     ------------     ------------
Service charges on deposit accounts                    $      1,080     $        873     $      3,165     $      2,526
Other banking service fees                                      312              282              896              805
Credit and debit card transaction fees                        1,020            1,129            2,976            3,104
Gain on sale of mortgage loans                                  919              676            2,994            1,800
Other                                                           405              305            1,270              899
                                                       ------------     ------------     ------------     ------------
                                                       $      3,736     $      3,265     $     11,301     $      9,134
                                                       ============     ============     ============     ============

NON-INTEREST EXPENSE:                                       Third Quarter Ended               Nine Months Ended
                                                               September 30,                     September 30,
                                                           2003             2002             2003             2002
                                                       ------------     ------------     ------------     ------------
Salaries and employee benefits                         $      6,145     $      4,157     $     18,246     $     11,867
Occupancy                                                     1,633            1,064            4,395            3,081
Data processing                                                 592              495            1,707            1,386
Credit and debit card interchange                               418              524            1,228            1,522
Equipment                                                       908              676            2,638            1,975
Telephone                                                       375              201            1,070              619
Supplies                                                        171              138              571              421
Legal, accounting, and consulting                               273              185              872              543
Other real estate owned                                          82                3              237               87
Marketing                                                       646              543            1,575            1,472
Other                                                         1,756            1,122            4,918            3,124
                                                       ------------     ------------     ------------     ------------
                                                       $     12,999     $      9,108     $     37,457     $     26,097
                                                       ============     ============     ============     ============

AVERAGE BALANCES:                                           Third Quarter Ended               Nine Months Ended
                                                               September 30,                     September 30,
                                                           2003             2002             2003             2002
                                                       ------------     ------------     ------------     ------------
Assets                                                 $  1,485,118     $    944,859     $  1,433,997     $    872,945
Earning assets                                            1,346,048          878,668        1,300,173          811,022
Loans                                                     1,140,750          621,714        1,082,445          587,507
Investment securities                                       199,399          189,929          199,165          185,819
Deposits                                                  1,144,425          755,746        1,121,036          718,673
Equity                                                      128,024           89,509          124,425           70,125

LOANS:                                         September 30, 2003           December 31, 2002            September 30, 2002
                                            ------------------------     ------------------------     ------------------------
Commercial                                  $  125,052          10.7%    $  100,813           9.9%    $   95,401          15.0%
Real estate - mortgage                         883,040          75.9%       759,884          74.7%       409,582          64.3%
Real estate - construction                     111,875           9.6%       100,458           9.9%        96,868          15.2%
Consumer and other                              31,397           2.7%        35,555           3.5%        27,756           4.4%
Mortgage loans available for sale               12,337           1.1%        20,315           2.0%         7,693           1.1%
                                            ----------    ----------     ----------    ----------     ----------    ----------
Total                                       $1,163,701         100.0%    $1,017,025         100.0%    $  637,300         100.0%
                                            ==========    ==========     ==========    ==========     ==========    ==========

DEPOSITS:                                      September 30, 2003           December 31, 2002            September 30, 2002
                                            ------------------------     ------------------------     ------------------------
Non-interest bearing                        $  248,569          21.5%    $  189,063          17.5%    $  176,522          22.5%
Interest bearing demand                        194,931          16.8%       192,067          17.8%       170,515          21.7%
Money market savings accounts                  154,424          13.4%       125,616          11.6%        77,883           9.9%
Regular savings                                 60,732           5.3%        52,636           4.9%        50,746           6.5%
Certificates of deposit less
than $100,000                                  250,759          21.7%       298,900          27.7%       127,098          16.2%
Certificates of deposit greater
than $100,000                                  246,863          21.3%       221,402          20.5%       181,637          23.2%
                                            ----------    ----------     ----------    ----------     ----------    ----------
Total                                       $1,156,278         100.0%    $1,079,684         100.0%    $  784,401         100.0%
                                            ==========    ==========     ==========    ==========     ==========    ==========

FSNM - THIRD QUARTER RESULTS
OCTOBER 20, 2003
PAGE FIVE

ALLOWANCE FOR LOAN LOSSES:                              September 30, 2003        December 31, 2002         September 30, 2002
                                                        ------------------        ------------------        ------------------
Balance beginning of period                             $           11,838        $            7,207        $            7,207
Provision for loan losses                                            3,963                     2,589                     1,657
Net charge-offs                                                     (2,330)                   (1,123)                     (816)
Allowance related to acquired loans                                     --                     3,165                        --
                                                        ------------------        ------------------        ------------------
Balance end of period                                   $           13,471        $           11,838        $            8,048
                                                        ==================        ==================        ==================
Allowance for loan losses to total loans                              1.16%                     1.16%                     1.26%
Allowance for loan losses to
    non-performing  loans                                              128%                      108%                      226%

NON-PERFORMING ASSETS:                                  September 30, 2003        December 31, 2002         September 30, 2002
                                                        ------------------        ------------------        ------------------
Accruing loans - 90 days past due                       $               15        $              721        $              416
Non-accrual loans                                                   10,516                    10,241                     3,144
                                                        ------------------        ------------------        ------------------
Total non-performing loans                                          10,531                    10,962                     3,560
Other real estate owned                                              1,334                       908                       800
                                                        ------------------        ------------------        ------------------
Total non-performing assets                             $           11,865        $           11,870        $            4,360
                                                        ==================        ==================        ==================
Total non-performing assets to total assets                           0.78%                     0.86%                     0.44%

         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of forward-looking words such as "believe," "expect," "may," "will," "should," "seek," "approximately," "intend," "plan," "estimate," or "anticipate" or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include fluctuations in interest rates, inflation, government regulations, loss of key personnel, faster or slower than anticipated growth, economic conditions, competition's responses to the Company's marketing strategy, and competition in the geographic and business areas in which we conduct our operations. Other factors are described in First State's filings with the Securities and Exchange Commission. First State is under no obligation to update any forward-looking statements.

         First State's news releases and filings with the Securities and Exchange Commission are available through the Investor Relations section of First State's website at www.fsbnm.com.